Exhibit 99.1

Ocean Power Technologies Accelerates UAE Growth Strategy Through Expanded Partnership with Unique Group

MONROE TOWNSHIP, N.J., August 26, 2025 (GLOBE NEWSWIRE) – Ocean Power Technologies, Inc. (NYSE American: OPTT) (“OPT” or the “Company”), a leader in innovative and cost-effective low-carbon marine power, data, and uncrewed surface vehicle (USV) solutions, today announced that it has entered into a Master Services Agreement (“MSA”) with its established partner, Unique Group, a UAE-headquartered global leader in subsea technologies and offshore engineering.

This MSA formalizes and significantly expands the strategic collaboration originally announced in July 2024, positioning Unique Group as OPT’s execution partner for all non-defense WAM-V® USV projects in the United Arab Emirates (UAE). With a well-established regional partner and a clear operational path, OPT believes it is now positioned to accelerate WAM-V deployments, convert active interest into revenue, and scale recurring lease income in the UAE without significant additional overhead.

As part of the agreement, Unique Group will immediately lease one OPT WAM-V 22 unmanned surface vehicle, with provisions for revenue sharing, purchase options, and joint expansion of regional fleet capacity. The agreement also includes plans for OPT to establish a dedicated Maintenance, Repair, and Overhaul (MRO) hub in the UAE to support regional operations and enhance service responsiveness.

“This expanded agreement with Unique Group reflects our strong mutual confidence and shared vision for bringing maritime autonomy to the forefront of operations in the Gulf,” said Philipp Stratmann, President and CEO of Ocean Power Technologies. “Together, we are unlocking the potential of uncrewed surface vehicles to reduce operational risk, carbon emissions, and costs, starting with the WAM-V 22 and extending to broader platform deployments across the UAE.”

The MSA supports a long-term growth framework for joint customer execution, vehicle upgrades, and technology transfer, while protecting the proprietary capabilities of each partner.

For additional information about OPT, please visit our website Ocean Power Technologies.

ABOUT OCEAN POWER TECHNOLOGIES

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets, including Merrows™, which provides AI capable seamless integration of Maritime Domain Awareness Systems across platforms. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASVs) and marine robotics services. The Company’s headquarters is in Monroe Township, New Jersey, with an additional office in Richmond, California. To learn more about OPT’s groundbreaking products, services and solutions, visit www.OceanPowerTechnologies.com.

FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties, including the continuing successful operations of the AI capable Merrows™ PowerBuoy®, success with Unique Group, the delivery of customer services, the conversion of potential customers to contracts and the realization of the potential revenue thereunder. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 203-561-6945 or investorrelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com